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                                                                    EXHIBIT 11.1

                         STATEMENT REGARDING COMPUTATION
                              OF PER SHARE EARNINGS


Statement Regarding Computation of                        Three months                     Six months
Per Share Earnings                                       ended June 30,                ended June 30, (2)
                                                 ----------------------------      ---------------------------
                                                    2001             2000             2001             2000
                                                 ----------       ----------       ----------       ----------
Basic net income per share:
  Weighted-average shares outstanding             1,975,723        1,986,315        1,976,372        1,986,315
  Net income per share                           $      .31       $      .53       $      .71       $      .97

Weighted-average common shares
     outstanding and common share
        equivalents (1)                           1,975,723        1,986,315        1,976,372        1,986,315
                                                 ----------       ----------       ----------       ----------

Net income                                       $  610,000       $1,045,000       $1,048,000       $1,922,000
                                                 ==========       ==========       ==========       ==========
Diluted net income per share                     $      .31       $      .53       $      .71       $      .97
                                                 ==========       ==========       ==========       ==========


(1) 20,000 shares of common stock equivalents were excluded from the computation of earnings per share for all periods presented because they were antidilutive.
(2) Average shares outstanding and net income per share for 2000 were restated for the stock dividend paid on February 16, 2001.


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